Exhibit 99.1

JOINT FILING AGREEMENT

We, the signatories of the Statement on Amendment No. 1 to Schedule 13G to which this Joint Filing Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Date: February 2, 2018

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ A. J. Silber
	Name:	A.J. Silber
	Title:	Vice President, Legal Affairs & Corporate Secretary

BROOKFIELD INVESTMENTS CORPORATION

By:	/s/ Rami El Jurdi
	Name:	Rami El Jurdi
	Title:	Vice-President and CFO

BROOKFIELD PRIVATE EQUITY GROUP HOLDINGS LP, by its general partner, BROOKFIELD PRIVATE EQUITY INC.

By:	/s/ A. J. Silber
	Name:	A.J. Silber
	Title:	Director

BPE OSB INVESTMENT HOLDING L.P., by its general partner, BROOKFIELD PRIVATE EQUITY INC.

By:	/s/ A. J. Silber
	Name:	A.J. Silber
	Title:	Director

BROOKFIELD CAPITAL PARTNERS II L.P., by its general partner, BROOKFIELD CAPITAL PARTNERS II GP L.P., by its general partner, BROOKFIELD CAPITAL PARTNERS LTD.

By:	/s/ A. J. Silber
	Name:	A.J. Silber
	Title:	Director

BROOKFIELD INFRASTRUCTURE INVESTMENTS TRUST, by its administrator, BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ A. J. Silber
	Name:	A.J. Silber
	Title:	Vice President, Legal Affairs & Corporate Secretary

BROOKFIELD PRIVATE EQUITY DIRECT INVESTMENTS HOLDINGS LP, by its general partner, BROOKFIELD PRIVATE EQUITY INC.

By:	/s/ A. J. Silber
	Name:	A.J. Silber
	Title:	Director

BROOKFIELD CAPITAL PARTNERS LTD.

By:	/s/ A. J. Silber
	Name:	A.J. Silber
	Title:	Director

BROOKFIELD PRIVATE EQUITY INC.

By:	/s/ A. J. Silber
	Name:	A.J. Silber
	Title:	Director